This Proxy does not reflect the information requested by Item 11(e) of Schedule 14A on the basis that it is not material for the exercise of prudent judgment in accordance with Instruction 1 to Item 13 of Schedule 14A.

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           UMB FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      LOGO

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT


April 20, 1995
10:00 a.m.


UMB Bank Building
1010 Grand Avenue
Kansas City, Missouri 64106


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of Shareholders of UMB Financial Corporation (the "Company") will be held at the UMB Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106 on April 20, 1995, at 10:00 a.m. to consider and vote on the following matters:

  1) the election of nine Class I directors to hold office until the Annual Meeting in 1998;

  2) the election of one Class II director to hold office until the Annual Meeting in 1996;

  3) the election of one Class III director to hold office until the Annual Meeting in 1997;

  4) approval of an amendment to the Articles of Incorporation to authorize preferred stock.

  5) such other matters as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 8, 1995 will be entitled to notice of or to vote at this meeting or any adjournments thereof.

  Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                          By Order of the Board of Directors,

                                               David D. Miller
                                                  Secretary

The date of this notice is March 16, 1995.

       PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                           UMB FINANCIAL CORPORATION
                               1010 GRAND AVENUE
                          KANSAS CITY, MISSOURI 64106

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement and the accompanying form of proxy are furnished to the shareholders of UMB Financial Corporation (the "Company") in connection with the solicitation of proxies by its Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held at the UMB Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106, on April 20, 1995, at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting").

  Mailing of this Proxy Statement and the accompanying form of proxy is expected to commence on March 16, 1995.

  A shareholder may revoke a proxy with a later-dated proxy or other writing delivered to the Secretary of the Company at any time before the proxy is voted at the Annual Meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder delivers a written revocation to the Secretary of the Company before the original proxy is voted.

  The Company will bear the cost of the Annual Meeting, including all costs relating to its solicitation of proxies.

  Proxies may also be solicited by telephone, telegram or in person by officers, directors and employees of the Company not specially engaged or compensated for that purpose.

  Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward soliciting material to the beneficial owners of shares held of record by them and, upon request, will be reimbursed for their reasonable expenses in completing the mailing of soliciting material to such beneficial owners.

                                     VOTING

  Shareholders at the Annual Meeting will consider and vote upon: 1) the election of nine Class I directors to hold office until the Annual Meeting in 1998; 2) the election of one Class II director to hold office until the Annual Meeting in 1996; 3) the election of one Class III director to hold office until the Annual Meeting in 1997; 4) approval of an amendment to the Articles of Incorporation to authorize preferred stock; and 5) such other matters as may properly come before the meeting or any adjournments thereof.

  The only voting security of the Company is its Common Stock. As of January 13, 1995, the Company had 19,001,107 outstanding shares of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held. A majority of shares that are entitled to vote at the Annual Meeting must be represented at the Annual Meeting by shareholders who are present in person, or represented by a proxy, in order to have a quorum of such shares.

  Voting is cumulative in the election of directors (but not on other matters), and each holder of Common Stock is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit. The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy, assuming a quorum is present.

  The proposal to amend the Articles of Incorporation requires the affirmative vote of a majority of the oustanding shares.

  In all matters other than the election of directors and amendment of the Articles of Incorporation, assuming a quorum is present, the affirmative vote of the majority of shares that are entitled to vote on the matter and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy is required for approval.

  In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the Annual Meeting, shares represented by shareholders that abstain from voting, and shares held by nominees for which no voting instructions on the matter being voted upon have been given by the beneficial owner and the nominee does not have discretionary authority to vote (although the beneficial owner has given voting instructions on other matters, including broker non-votes) are not considered to be votes affirmatively cast. Any of the foregoing is equivalent to a vote against the proposal other than the election of directors and will have no effect on the election of directors. Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

  Under the rules of the National Association of Securities Dealers (the "NASD"), member brokers who hold shares of Common Stock in the broker's name for customers are required to forward, along with certain other information, signed proxy cards to the customers for them to complete and send to the Company, and such brokers may only vote shares of Common Stock if the brokers are the beneficial owners or hold them in a fiduciary capacity with the power to vote. Notwithstanding the restrictions on voting of the NASD rules, if an NASD member broker is also a member of a national securities exchange, then they can vote the shares of Common Stock held for customers in accordance with the rules of that exchange. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), for example, NYSE member brokers can vote shares of Common Stock held for a customer on certain routine matters (as specified by the NYSE) if the brokers customer does not instruct the broker how to vote the shares.

  When a broker does not vote shares held for customers, it is referred to as a "broker non-vote" (customer directed abstentions are not broker non-votes). Broker non-votes do not affect the determination of whether a quorum is present at the Annual Meeting because by definition the shares held in the broker's name have been voted on at least some proposals, and therefore, the shares are considered present at the Annual Meeting.

  Only shareholders of record at the close of business on March 8, 1995, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting.

  All shares represented by proxies solicited hereunder will be voted in accordance with the specifications of the shareholders executing such proxies. If a shareholder does not specify how a proxy solicited hereunder is to be voted, the shares represented thereby will be voted FOR the election of management's nominees for directors; FOR amendment of the Articles of Incorporation to authorize preferred stock; and in accordance with the discretion of the person to whom the proxy is granted upon other matters that come before the Annual Meeting. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors, and the accompanying form of proxy grants such authority.

                             PRINCIPAL SHAREHOLDERS

  The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on January 13, 1995:

                               NUMBER OF SHARES
                               HELD OF RECORD AS           NUMBER OF
                              A FIDUCIARY BUT NOT         SHARES OWNED
   NAME AND ADDRESS           OWNED BENEFICIALLY  PERCENT BENEFICIALLY   PERCENT
   ----------------           ------------------- ------- ------------   -------
   UMB Bank, n.a.............      3,033,380(1)    15.96     892,229(2)    4.70
    1010 Grand Avenue
    Kansas City, Missouri
   R. Crosby Kemper..........              0           0   3,260,815(3)   17.16
    1010 Grand Avenue
    Kansas City, Missouri
   ESOP of UMB Financial                   0           0   1,359,358(4)    7.15
    Corporation, Inc.........
    1010 Grand Avenue
    Kansas City, Missouri

- --------
(1) Held by UMB Bank, n.a. ("UMB, n.a."), an affiliate bank of the Company, in agency accounts and may be voted only upon instructions from the beneficial owners or are held in trusts and estates and may be voted only upon the instructions of persons having voting control (see footnote [3]). Shares reported do not include shares held by UMB, n.a. as trustee of the Company's ESOP (see footnote [4]).
(2) Includes 666,629 shares that may be voted only in conjunction with co-fiduciaries, and UMB, n.a. disclaims beneficial ownership of these shares. Also includes 225,600 shares held in trusts and estates for which UMB, n.a. is the sole fiduciary; however, UMB, n.a. has elected not to vote such shares and disclaims beneficial ownership thereof.
(3) Includes 40,371 shares held beneficially by him as custodian for a minor child, 16,087 shares held by Mary S. Kemper (wife of R. Crosby Kemper), presently exercisable options to acquire 6,916 shares granted under the Company's 1981 and 1992 Incentive Stock Option Plans and 2,032 shares held under the Company's ESOP Plan for which he has voting rights. Includes 131,087 shares held by Kemper Realty Company, 146,606 shares held by Pioneer Service Corporation, 59,132 shares held by Stagecoach, Inc., and 599,030 shares held by Stagecoach Investments, L.P. Also includes 732,179 shares held in various trusts for which he has or shares voting powers. Of this number, 268,190 shares are held in trusts established under the will of Rufus Crosby Kemper, and 27,902 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. Also 123,871 shares are held in trusts established under the will of Enid J. Kemper and may be voted by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper; 287,911 shares are owned by the R.C. Kemper, Sr. Charitable Trust and Foundation but may be voted only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Shelia Kemper Dietrich; 5,055 shares are owned by the R.C. Kemper, Jr. Charitable Trust and Foundation and may be voted by R. Crosby Kemper, Mary S. Kemper and R. Crosby Kemper III, trustees, or any two of them; and 19,250 shares are owned by the William T. Kemper Foundation and may be voted by R. Crosby Kemper.
(4) Held by UMB, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company's ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted in accordance with the instructions of the Administrative Committee of the ESOP.

               STOCK BENEFICIALLY OWNED BY DIRECTORS AND NOMINEES
                             AND EXECUTIVE OFFICERS
                 (AS OF CLOSE OF BUSINESS ON JANUARY 13, 1995)

                                 TOTAL       PERCENT OF
      NAME                      SHARES         CLASS
      ----                     ---------     ----------
      Paul D. Bartlett, Jr....    81,397(1)      *
      Thomas E. Beal..........    16,791(2)      *
      H. Alan Bell............   142,876(3)      *
      David R. Bradley, Jr....     7,523(4)      *
      Newton A. Campbell......     1,815         *
      Thom R. Cooper..........    17,073(5)      *
      William Terry Fuldner...       976(6)      *
      Charles A. Garney.......   388,661(7)     2.05
      Peter J. Genovese.......    34,961(8)      *
      C. N. Hoffman, Jr.......   190,554(9)     1.00
      Alexander C. Kemper.....   462,905(10)    2.44
      R. Crosby Kemper........ 3,260,815(11)   17.16
      R. Crosby Kemper III....   323,290(12)    1.70
      Daniel N. League, Jr....       110         *
      William J. McKenna......     8,117(13)     *
      Roy E. Mayes............       302(14)     *
      John H. Mize, Jr........        33         *
      Mary Lynn Oliver........   285,535        1.50
      W. L. (Barry) Orscheln..    52,304(15)     *
      Robert W. Plaster.......    25,000         *
      Alan W. Rolley..........   181,243         *
      Joseph F. Ruysser.......    73,374(16)     *
      Thomas D. Sanders.......    20,904(17)     *
      Herman R. Sutherland....    72,397(18)     *
      William C. Tempel.......     2,865(19)     *
      E. Jack Webster, Jr.....    54,908(20)     *
      Dr. Jon Wefald..........       -0-         *
      J. Lyle Wells, Jr.......    26,930(21)     *
      John E. Williams........     2,013(22)     *
      All executive officers
       and directors as a
       group.................. 5,034,774(23)   26.44

- --------
  *Less than 1%
(1) Sole trustee of personal trust owning 2,459 shares; voting power shared with two other trustees on 2,750 shares owned by Bartlett and Company Profit Sharing Trust and with two other directors on 16,485 shares owned by Bartlett and Company and 59,703 shares owned by Bartlett Enterprises, Inc.
(2) Includes 3,690 shares owned by his wife and 11,289 shares held in a trust established for the benefit of him and his wife.
(3) Includes 53,097 shares owned by his wife.
(4) Includes 2,198 shares owned by him as trustee under his father's will.
(5) Includes 1,992 shares owned by his wife and 481 shares held by him as co-trustee.

(6) Includes 488 shares held by his wife.
(7) Includes 229,000 shares owned by Braircliff Development Company, by virtue of his position as Chairman.
(8) Includes 15,612 shares for which options are exercisable, 8,604 shares under the Company's ESOP for which he has voting rights and 440 shares held jointly with his mother and brother.
(9) Includes 188,317 shares held in four family trusts and 37 shares held by his wife.
(10) Includes 1,543 shares for which options are exercisable, 1,602 shares held by Stagecoach Investments, L.P., 685 shares under the Company's ESOP for which he has voting rights, and 296,092 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper (see Footnote [3] under Principal Shareholders, page 3). Also includes 25,750 shares held in six other trusts in which he shares voting and dispositive authority with other family members, and 131,087 shares held by Kemper Realty Company by virtue of his position as President.
(11) See Footnote [3] under Principal Shareholders, page 3.
(12) Includes 292,966 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper or Sheila Kemper Dietrich (See Footnote [3] under Principal Shareholders, page 3). Also includes 25,750 shares held in six other trusts in which he shares voting and investment authority with other family members, 338 shares under the Company's ESOP for which he has voting authority and 88 shares for which options are exercisable.
(13) Includes 5 shares held as custodian for a minor child.
(14) All such shares are held for his benefit in the Carmar, Inc. Profit Sharing Trust.
(15) Has voting power over all such shares owned by ADEO, L.L.C., by virtue of his position as President.
(16) Includes 65,686 shares held by a partnership over which he has voting power and 443 shares held by Company's ESOP.
(17) Includes 19,470 shares owned by MMC Corp, by virtue of his position as Chairman and Chief Executive Officer and 1,067 shares held by him as trustee.
(18) Includes 4,163 shares owned by his wife and 3,936 shares as custodian for a minor, and 1,923 shares held in trusts.
(19) Includes 1,698 shares held in an IRA trust and 1,096 shares under the Company's ESOP for which he has voting authority.
(20) Includes 6,508 shares owned by his wife.
(21) Includes 129 shares owned by his wife, 4,920 shares under the Company's ESOP for which he has voting rights and 3,904 shares for which options are exercisable.
(22)Includes 605 shares owned by his wife.
(23) The 296,092 shares for which R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper are co-trustees; the 287,911 shares for which R. Crosby Kemper, R. Crosby Kemper, III and Sheila Kemper Dietrich are co-trustees; the 5,055 shares for which R. Crosby Kemper, Mary S. Kemper and
     R. Crosby Kemper III are co-trustees; the 25,750 shares held in six trusts over which Alexander C. Kemper and R. Crosby Kemper III have shared authority; the 131,087 shares held by Kemper Realty Company, and the 1,602 shares owned by Stagecoach Investments, L.P. which are beneficially owned by Alexander C. Kemper have been included only once in this total. Includes 40,599 shares for which options are exercisable and 44,295 shares held under the Company's ESOP for which the officers have voting rights.

                             ELECTION OF DIRECTORS

  For a number of years the Company has maintained a practice of nominating individuals for Board membership from various communities served by its banking subsidiaries. On January 19, 1995, the Board of Directors amended the by-laws to increase membership of the Board from twenty-six to twenty-seven. At that same meeting the Board nominated Robert W. Plaster to fill the newly created vacancy as a Class II director. At that same meeting James A. Sangster resigned his position and Dr. Jon Wefald was nominated to fill the vacancy as a Class III director.

  The shareholders will elect nine directors to serve in Class I until the Annual Meeting in 1998; one director to serve in Class II until the Annual Meeting in 1996, and one director to serve in Class III until the Annual Meeting in 1997, or until their respective successors are duly elected and qualified. Each shareholder is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit. No shareholder has any dissenters rights in the election of directors.

  Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. It is not anticipated that any nominee will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable for election, the shares represented by the proxy will be voted for such substitute nominee(s) as the Board may name.

INFORMATION ABOUT DIRECTORS AND NOMINEES

  The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office. With the elections at the Annual Meeting, Class I directors will serve until 1998, Class II directors will serve until 1996 and Class III directors will serve until 1997.

                             NOMINEES FOR ELECTION

                                                               DIRECTOR   TERM
    NAME                        AGE POSITION WITH THE COMPANY   SINCE   EXPIRING
    ----                        --- -------------------------  -------- --------
CLASS I
Paul D. Bartlett, Jr...........  75 Director                     1977     1998
David R. Bradley, Jr...........  45 Director                     1983     1998
Newton A. Campbell.............  66 Director                     1986     1998
Thom R. Cooper.................  81 Director                     1985     1998
William Terry Fuldner..........  67 Director                     1985     1998
Peter J. Genovese..............  48 Vice Chairman and Director   1979     1998
C.N. Hoffman, Jr...............  76 Director                     1993     1998
Alexander C. Kemper............  29 President and Director       1992     1998
Mary Lynn Oliver...............  55 Director                     1993     1998

CLASS II

Robert W. Plaster..............  64 Director                      --      1996

CLASS III

Dr. Jon Wefald.................  57 Director                      --      1997

                     DIRECTORS WHO WILL CONTINUE IN OFFICE

                                                                            DIRECTOR   TERM
    NAME                 AGE           POSITION WITH THE COMPANY             SINCE   EXPIRING
    ----                 ---           -------------------------            -------- --------
Thomas E. Beal..........  64 Director                                         1983     1996
H. Alan Bell............  56 Director                                         1993     1997
Charles A. Garney.......  63 Director                                         1979     1997
R. Crosby Kemper........  68 Chairman, Chief Executive Officer and Director   1969     1996
R. Crosby Kemper III....  44 Vice Chairman and Director                       1994     1997
Daniel N. League, Jr....  59 Director                                         1991     1997
Roy E. Mayes............  60 Director                                         1988     1996
William J. McKenna......  68 Director                                         1984     1996
John H. Mize, Jr........  55 Director                                         1986     1997
William L. Orscheln.....  44 Director                                         1989     1996
Alan W. Rolley..........  62 Director                                         1993     1997
Joseph F. Ruysser.......  37 Director                                         1993     1996
Thomas D. Sanders.......  50 Director                                         1991     1997
Herman R. Sutherland....  82 Director                                         1971     1997
E. Jack Webster, Jr.....  74 Director                                         1985     1996
John E. Williams........  68 Director                                         1987     1996

  Mr. Bartlett has served as Chairman of the Board of Bartlett and Company, an agri-business company, since 1987.

  Mr. Beal has served as President of Beal Properties, Inc., a real estate management company, since 1967, and of Beal Broadcasting Co. since 1991.

  Mr. Bell has served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas from January 1994 to July 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1976 to 1994.

  Mr. Bradley has served as President and Editor of the News-Press and Gazette Company, St. Joseph, Missouri, since 1981.

  Mr. Campbell has served as Chairman Emeritus of Burns & McDonnell Engineering Company since 1994. He served as Chairman of the Board and Chief Executive Officer of that company from 1986 until December 1993.

  Mr. Cooper has served as Chairman of the Board of Jack Cooper Transport Company, Inc. since 1985.

  Mr. Fuldner has served as Chairman of the Board and Chief Executive Officer of EFCO CORPORATION, a manufacturing company, since 1953.

  Mr. Garney has served as Chairman of the Board and CEO of Garney Companies, Inc., a construction company, since 1991. Prior to that he was President and CEO from 1961 to 1991. He is also Chairman of the Board of Briarcliff Development Company, a real estate development company, since 1994.

  Mr. Genovese has served as Vice Chairman of the Board of the Company since 1982. He has also served as Chairman and CEO of UMB Bank of St. Louis, n.a. since 1979.

  Mr. Hoffman has served as Chairman of UMB National Bank of America, Salina, Kansas since 1993. Prior to that he served as Chairman of National Bank of America at Salina, Salina, Kansas, from 1988 to 1993.

  Mr. Alexander C. Kemper, a son of R. Crosby Kemper, has served as President of the Company since January, 1995 and as President of UMB Bank, n.a. since January 1994. He has been an officer of UMB Bank, n.a. since 1988.

  Mr. R. Crosby Kemper has served as Chairman of the Board and Chief Executive Officer of the Company since 1972. He also has served as Chairman of the Board and CEO of UMB Bank, n.a. since 1971.

  Mr. R. Crosby Kemper III, a son of R. Crosby Kemper, has served as Vice-Chairman of the Board of the Company since January 1995 and as President of UMB Bank of St. Louis, n.a. since November 1993. He served as an officer of UMB Bank, n.a. from September 1991 until November, 1993. From 1989 to 1991 he was self employed.

  Mr. League has served as Chairman of the Board, President and Chief Executive Officer of Pioneer Astro Industries, Inc., a manufacturing company, since 1974.

  Mr. McKenna has served as Chairman and Chief Executive Officer of Kellwood Company, a maker of wearing apparel, since 1994; prior to that he served as Chairman, President and Chief Executive Officer from 1991 to 1994, and prior to that he served as President and CEO from 1984. Mr. McKenna is a director of Genovese Drug Stores, Inc. and Kellwood Company.

  Mr. Mayes has served as Chairman of the Board and President of Carmar Group, Inc., a warehousing operation, since 1965.

  Mr. Mize has served as President and Chief Executive Officer of the Blish-Mize Company, a wholesale hardware dealer, since 1982.

  Mrs. Oliver served as Chairman of Russell State Bank and of Security State Bank from 1984 to 1994.

  Mr. Orscheln has served as President of Orscheln Management Company since 1990, a diversified holding company.

  Mr. Plaster has served as Chairman of the Board of Empire Energy Corporation since 1994; prior to that he served as Chairman of the Board of Empire Gas Corporation from 1963 until 1994. Mr. Plaster has also served as Chairman of the Board and President of Evergreen National Corporation since 1991.

  Mr. Rolley has served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas from 1993 until 1994. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993.

  Mr. Ruysser has been a partner in J and B Investments since prior to 1989. In addition, he served as Chairman and Chief Executive Officer of Commercial National Bank, Kansas City, Kansas, from May 1992 to April 1993. Mr. Ruysser also served as President and Chief Operating Officer of CNB Financial Corporation from April 1990 to April 1993, having previously served as an Executive Vice President from 1989 to 1990.

  Mr. Sanders has served as Chairman of the Board and Chief Executive Officer of MMC Corp, a mechanical contractor, since 1991. He previously served as Chairman of the Board and President of Midwest Mechanical Contractors, Inc. from 1985 through 1990.

  Mr. Sutherland has served as a Partner of Sutherland Lumber Company since
1941.

  Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties, Inc. since 1957. He is a director of Adams Resources and Energy, Inc and Mid-American Century Life Insurance Co.

  Dr. Wefald has served as President of Kansas State University since July,
1986.

  Mr. Williams has served as Chairman of the Board and Chief Executive Officer of H.E. Williams, Inc., a manufacturing company, since 1989, having previously served as President since 1973.

                     AMENDMENT AUTHORIZING PREFERRED STOCK

  The Board of Directors has unanimously approved the amendment to the Company's Articles of Incorporation proposed below and recommended that such amendment be submitted to the shareholders for their approval. Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of the Company. Shareholders do not have any dissenters rights in connection with the proposed amendment.

DESCRIPTION

  The proposed amendment to Article III of the Company's Articles of Incorporation authorizes the Company to issue up to 1,000,000 shares of $0.01 par value per share preferred stock. If this amendment is approved, the Board of Directors will be empowered, without the necessity of further action or authorization by the shareholders (unless required in a specific case by applicable laws, regulations or stock exchange rules), to cause the Company to issue preferred stock from time to time in one or more series, and to fix the relative rights and preferences of each series. The proposed amendment specifically authorizes the Board of Directors to determine, among other things, with respect to each series of preferred stock that may be issued: (i) the distinctive designation of such series and the number of shares constituting such series; (ii) the rate of dividend, the times of payment and the date from which the dividends shall be accumulated, if ever; (iii) whether the shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) purchase, retirement or sinking fund provisions, if any, for the redemption or repurchase of shares; (v) whether the shares have voting rights and the extent of such voting rights; (vi) the terms and conditions, if any, on which shares may be converted into other securities; and
(vii) the rights of such shares in the event of voluntary or involuntary liquidation; provided, however, that any of such matters determined by the Board of Directors cannot conflict with the Company's Articles of Incorporation or with any series of outstanding preferred stock. Each series of preferred stock will rank senior to the Company's common stock with respect to dividends and liquidation rights. No preferred stock is presently authorized by the Company's Articles of Incorporation, and the proposed Amendment will not change the number of shares of common stock currently authorized (23,000,000 shares), of which 19,001,107 shares were outstanding on January 13, 1995.

  The text of Article III as proposed to be amended is attached as Exhibit 1 to this proxy statement.

BACKGROUND, POTENTIAL EFFECTS AND PURPOSES OF THE AMENDMENT

  On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") became law. Certain provisions of the Interstate Banking Act provide, in general, that: (i) commencing one year after enactment, a bank holding company may acquire banks located in any state in the United States, and states have no authority to enact legislation to prevent or delay such interstate bank holding company acquisitions (i.e. to "opt-out"); and (ii) commencing June 1, 1997, national and state banks (whether owned by the same holding company or independently owned) may merge across state lines thereby creating interstate branches, except where the home state of a bank has enacted prior to June 1, 1997, a law opting-out of interstate bank mergers (states also may opt-in early to interstate bank mergers by enacting an appropriate law).

  While the Board is not aware of any current attempts to gain control of the Company, the enactment of the Interstate Banking Act has increased the number of financial institutions that could seek to gain control of the Company. The Board of Directors has therefore decided to take certain steps to encourage persons seeking to acquire control of the Company to negotiate directly with the Board rather than initiate a tender offer or proxy contest. Direct negotiations with the Board would allow the Board more time to consider the transaction and whether it best serves the shareholders' interests. An unsolicited offer can adversely affect the Board's ability to negotiate effectively by depriving the Board of the time and information necessary to evaluate the proposal and the opportunity to consider alternative proposals. The Board's ability to work to obtain a result that best serves the shareholders' interests is therefore effectively curtailed. The Board does not intend to sell the Company at this time.

  The Board concluded that authorization of "blank-check" preferred stock was appropriate because it not only encourages a person interested in acquiring the Company to negotiate with the Board, but also increases the Company's financial flexibility. With respect to the latter, the Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The preferred stock will be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other banks or business properties.

  The shares of preferred stock could be used in a number of different ways if a third party attempts a take-over of the Company. Shares of voting or convertible preferred stock could be issued, by private placement or public offering to existing shareholders or other persons. Any of these steps could make an acquisition more difficult by diluting the voting power of persons seeking to gain control of the Company and thereby encourage negotiations with the Board. The issuance of shares of preferred stock could also increase the absolute cost of a takeover transaction if the price to be paid for such additional shares of preferred stock or shares of common stock acquired upon conversion of preferred stock exceeds the consideration received by the Company upon issuance of such shares.

  The shares of preferred stock could also be issued in connection with a shareholders' rights plan, and the Board of Directors will consider adopting such a plan if the proposed amendment is approved by the shareholders. Typically under such a plan, shareholders of the Company would be issued rights to purchase preferred stock (either whole or fractional shares) at a specified price. Such preferred stock would have such rights and preferences as may ultimately be determined by the Board. Such rights would typically not be exercisable until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of a stated percentage or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group beneficially owning a stated percentage or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the rights would normally be transferred only with the Company's Common Stock. The rights are usually redeemable in certain instances and would expire at a date and time specified by the Board, unless earlier redeemed by the Company. Also under such a plan, following a merger or other business combination transaction involving the Company or the sale of a stated percentage or more of its assets or earning power, each holder of a right, other than rights that are owned by an Acquiring Person (which are generally thereafter void), typically can thereafter receive upon the exercise of the right that number of shares of publicly traded common stock of the Acquiring Person which at the time of such transaction would have a market value of some multiple of the exercise price of the right.

  At this time, the Company does not intend to propose any other changes to the Company's Articles of Incorporation or to make any changes to the Company's Bylaws that could have the effect of discouraging takeover attempts. The Company currently does not have other anti-takeover provisions other than a staggered board of directors together with voting provisions that require a two-thirds vote for the removal of directors. These combined provisions can delay the ability of a person to gain a majority of the seats of the Board of Directors for at least one year.

  Any acquisition of the Company is also subject to regulatory approval by the Federal Reserve Board. In addition, Missouri law also contains certain provisions that are designed to limit unsolicited takeovers of corporations in Missouri. Under one provision, if a person acquires at least 20 percent of the outstanding voting power (the "control shares") of certain public corporations (of which the Company is one currently), then generally the control shares have only such voting power as is approved by the shareholders of the target corporation other than the shares of the person acquiring or who acquired the control shares, any officer of the target corporation appointed by the directors and any employee of the corporation who is also a director of the target corporation appointed by the directors and any employee of the corporation who is also a director of the target corporation. Under another provision, certain publicly traded Missouri corporations (of which the Company is one currently), subject to certain exceptions, may not engage in certain business combination transactions, including a merger, consolidation or sale of certain assets, with a shareholder that owns 20 percent or more of the corporation or an affiliate thereof within five years of a person becoming such a shareholder.

  It is not possible to state the actual effects of the authorization of the preferred stock upon the rights of holders of common stock until the Board determines the respective rights and preferences of any series of such preferred stock that is to be issued. The effects of such issuance could include the following: (i) if dividends are payable on the preferred stock the amounts otherwise available for payment of dividends on common stock could be reduced; (ii) if dividends on the preferred stock are declared and not paid dividends on common stock could be restricted; (iii) if the preferred stock has voting rights, the voting power of common stock could be diluted; (iv) if the preferred stock is convertible into common stock, equity interests, including book value, earnings per share and voting power could be diluted; and (v) any liquidation preference granted to the holders of preferred stock would have to be satisfied before holders of common stock could share in the Company's assets upon liquidation.

  The authorization of preferred stock may also discourage an attempt by a person to acquire control of the Company by a tender offer or other means (i.e., the proposed amendment may have anti-takeover effects). It is also not possible to state the actual anti-takeover effects of the authorization of preferred stock until the Board determines the respective rights and preferences of any series of such preferred stock that is to be issued. The anti-takeover effects of the proposed amendment could include the following:
(i) rendering it more difficult to consummate a change in control of the Company, including a merger or consolidation with another financial institution, and therefore, may discourage a tender offer or proxy contest for control of the Company and may limit the removal of current management even if such change would be favorable to shareholders generally; and (ii) limiting the participation of shareholders in certain transactions, whether or not such transactions are favored by current management, and depriving shareholders of benefits that could result from such a tender offer or proxy contest, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause. The anti-takeover effects could also conceivably extend to transactions that are favored by a majority of the Company's shareholders.

OTHER MATTERS

  The Board currently does not have any plans, agreements, understandings or arrangements that will or could result in the issuance of any preferred stock, other than consideration of a rights plan, and does not anticipate soliciting the approval of the Company's shareholders for the issuance of the shares of preferred stock, if the amendment is approved, except as the Board may determine appropriate or as may be required by applicable law or by the rules of any stock exchange on which the securities of the Company may then be listed. The National Association of Securities Dealers Automatic Quotation System--National Market System, in which the Company's common stock is currently included, requires shareholder approval prior to the issuance or sale other than in a public offering, of securities convertible into or exercisable for common stock equal to 20 percent or more of the Company's outstanding common stock or 20 percent or more of the outstanding voting power at a price less than the greater of book or market value. Holders of stock in the Company do not have a pre-emptive right to purchase or otherwise acquire any stock of the Company or securities convertible into such stock, including any authorized preferred stock, that may be issued in the future, and the proposed amendment would not give such holders such right.

  If the proposed amendment is approved at the Annual Meeting, management anticipates that such amendment will become effective on the date on which a certificate of amendment is filed with the Missouri Secretary of State, the Company's state of incorporation, and if approved, filing the amendment as soon as practicable following the Annual Meeting.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with; except that Mr. H. Alan Bell was late in filing his Form 4 for a transaction that took place in February, 1994 and Mr. William L. Orsheln was late in filing his Form 4 for a transaction that took place in October, 1994.

                              CERTAIN TRANSACTIONS

  The directors, officers, nominee directors and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1994. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms.

  Messrs. R. Crosby Kemper, Alexander C. Kemper, R. Crosby Kemper III and Wells, who are executive officers and directors of the Company or its affiliates and certain other members of Mr. R. Crosby Kemper's immediate family own approximately 75% of the stock of Pioneer Service Corporation. During 1994, Pioneer Service Corporation leased real estate to the Company and its subsidiaries under a six year lease expiring December 31, 1996 on terms no less favorable to the Company than that which could be obtained from non-affiliated parties. In December 1994, $115,100 was paid as rent for the 1995 annual rental period.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has appointed an Audit Committee from among its members. It has also created an Officers Salary and Stock Option Committee. Membership on this committee is open to members of the Company's Board of Directors as well as Board members from the Company's subsidiaries. The Board has not appointed a Nominating Committee.

  The Audit Committee, among other functions, reviews the nature and scope of the audit, reviews the accounting practices and control systems of the Company and reviews the qualifications and performance of the auditing firm. Present members of the committee are Thomas E. Beal, Newton A. Campbell, Charles A. Garney, and Daniel N. League, Jr.

  The Officers Salary and Stock Option Committee is responsible for setting and administering overall compensation policy and setting compensation levels for senior officers. Members of the committee during 1994 were Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna, Thomas D. Sanders, and Herman R. Sutherland from the Company's Board of Directors. Mr. John W. Uhlmann is also a member of the Committee and a member of the Board of UMB Bank, N.A., the Company's largest subsidiary.

  In addition to the regularly scheduled meetings of the Board of Directors, an Executive Committee appointed by the Board of Directors meets periodically. This committee takes action on matters in lieu of the Board of Directors and reports such action taken to the Board at its next scheduled meeting for ratification. Present members of the committee are R. Crosby Kemper, Chairman, Peter J. Genovese, Alexander C. Kemper, R. Crosby Kemper III, Geoffrey E. Lind, Richard A. Renfro, James A. Sangster, William C. Tempel and J. Lyle Wells, Jr. Mr. Lind is Chairman, President and CEO of UMB Bank Colorado; Mr. Renfro is President and CEO UMB National Bank of America; Mr. Sangster is a Divisional Executive Vice President of UMB Bank, N.A., and Mr. Tempel is President and CEO of UMB Bank Kansas.

  In addition to the four meetings of the Board of Directors, the Executive Committee held fifteen meetings or took action in lieu of meetings. The Audit Committee met five times, and the Officers Salary and Stock Option Committee met twice in 1994. All directors attended at least 75 percent of the meetingsof the Board and committees upon which they served except David R. Bradley and Charles A. Garney.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                            ANNUAL COMPENSATION             (AWARDS)
                      ----------------------------------- ------------
                                                           SECURITIES
   NAME AND PRINCIPAL                        OTHER ANNUAL  UNDERLYING   ALL OTHER
        POSITION      YEAR  SALARY     BONUS COMPENSATION  OPTIONS(#)  COMPENSATION
   ------------------ ---- --------    ----- ------------ ------------ ------------
R. Crosby Kemper      1994 $606,593     --         --        3,162       $23,788(1)
 Chairman and
 CEO                  1993  578,974     --     $52,366       2,676        28,224
                      1992  560,950     --         --        2,600        28,507
Peter J. Geno-
 vese                 1994 $229,562     --         --        1,000       $ 7,468(2)
 Chairman and
 CEO                  1993  219,474     --         --        1,000        11,078
 UMB Bank of St.
  Louis               1992  212,112     --         --        1,200        11,295
J. Lyle Wells         1994 $181,463     --         --        1,000       $11,834(3)
 Vice Chairman        1993  172,910     --         --          400        13,383
                      1992  168,768     --         --          --         13,643
William C. Tem-
 pel                  1994 $154,245     --         --          300       $ 7,468(4)
 President and
  CEO                 1993   70,698(6)  --         --          --          3,620
 UMB Bank Kansas      1992      --      --         --          --            --
Alexander C.
 Kemper               1994 $132,329     --         --        1,000       $ 6,748(5)
 President and        1993   91,326     --         --        1,000         4,610
 President UMB
  Bank, N.A.          1992   72,993     --         --          400         4,066

- --------
(1) Includes a split dollar insurance premium of $16,320, which includes $8,185 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $7,468.
(2) Profit Sharing Plan contribution of $7,468.
(3) Includes split dollar insurance premium of $4,366, which includes $1,902 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $7,468.
(4) Profit Sharing Plan contribution of $7,468.
(5) Profit Sharing Plan contribution of $6,748.
(6) Mr. Tempel's employment began June 25, 1993.

II. OPTION GRANTS IN 1994

                                                                                      POTENTIAL REALIZABLE
                                                                                    VALUE AT ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                                    INDIVIDUAL GRANTS                    FOR OPTION TERM
                                       -------------------------------------------- ------------------------
                                       NUMBER OF  % OF TOTAL
                                       SECURITIES  OPTIONS
                                       UNDERLYING GRANTED TO  EXERCISE
                                        OPTIONS   EMPLOYEES     PRICE    EXPIRATION
        NAME                            GRANTED    IN 1994   (PER SHARE)    DATE         5%          10%
        ----                           ---------- ---------- ----------  ---------- ------------ ------------
R. Crosby Kemper (1)                     3,162       19.4%    $34.78     Nov. 1999    $17,644      $51,066
 Chairman and CEO
Peter J. Genovese                        1,000        6.1%     31.625    Nov. 2004     19,875       50,375
 Chairman and CEO
 UMB Bank of St. Louis
J. Lyle Wells                            1,000        6.1%     31.625    Nov. 2004     19,875       50,375
 Vice Chairman
William C. Tempel                          300        1.8%     31.625    Nov. 2004      5,962       15,112
 President and CEO
 UMB Bank Kansas
Alexander C. Kemper                      1,000        6.1%     31.625    Nov. 2004     19,875       50,375
 President and
 President UMB Bank, N.A.
All other shareholders as a group (2)                                               $377,647,002 $957,180,765

- --------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(2) Increase in value of shares presently held by all shareholders assuming 5% and 10% compound rates of return over the ten year life of options granted in 1994. Using an exercise price of $31.625 per share, a 5% compound rate of return (excluding cash dividends) would result in a per share price of $51.50 after ten years. Assuming a 10% compound rate of return (excluding cash dividends) the per share price would be $82.00 after ten years.

  Except as noted in the footnote, all options are granted for a term of ten years. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers.

III. AGGREGATED OPTION EXERCISES IN 1994, AND OPTION VALUES AT DECEMBER 31,
1994.

                                    NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                         OPTIONS AT          IN-THE-MONEY OPTIONS AT
               SHARES               DECEMBER 31, 1994 (#)       DECEMBER 31, 1994
            ACQUIRED ON   VALUE   ------------------------- -------------------------
   NAME     EXERCISE (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----     ------------ -------- ----------- ------------- ----------- -------------
R. Crosby
 Kemper
 (1)           3,812     $15,343     6,916       10,119      $ 28,369      $ 7,094
 Chairman
 and CEO
Peter J.
 Genovese        947      18,623    15,612        4,054       130,895        6,064
 Chairman
 and CEO
 of
 UMB Bank
 of St.
 Louis
J. Lyle
 Wells         1,695      33,950     3,904        1,440        41,234          --
 Vice
 Chairman
William C.
 Tempel          --          --        --           300           --           --
 President
 and CEO
 of
 UMB Bank
 Kansas
Alexander
 C. Kemper       --          --      1,543        2,703         9,998        1,799
 President
 and Pres-
 ident
 of UMB
 Bank,
 N.A.

- --------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

IV. BENEFITS UNDER THE UMB FINANCIAL CORPORATION RETIREMENT PLAN.

  The following table shows examples of pension benefits based on different periods of service and rate of pay. The following benefits are based on the salary figures shown on the Summary Compensation Table.

                                                UMB RETIREMENT PLAN
                                         ESTIMATED ANNUAL NORMAL RETIREMENT
                                                      BENEFITS
                                       CREDITED SERVICE AT NORMAL RETIREMENT
                                                        DATE
                                      ----------------------------------------
        FINAL AVERAGE ANNUAL SALARY     15      20      25      30
               AS OF 1/1/95            YEARS   YEARS   YEARS   YEARS  35 YEARS
        ---------------------------   ------- ------- ------- ------- --------
      $125,000....................... $24,555 $32,740 $40,925 $49,110 $ 57,295
       150,000.......................  29,993  39,990  49,988  59,985   69,983
       175,000.......................  33,485  44,730  55,975  67,220   78,464
       200,000.......................  38,318  51,289  64,260  77,231   90,202
       225,000.......................  43,152  57,849  72,546  87,243  101,941
       250,000.......................  47,527  63,787  80,047  96,307  112,567
       300,000.......................  47,527  63,787  80,047  96,307  112,567
       400,000.......................  47,527  63,787  80,047  96,307  112,567
       450,000.......................  47,527  63,787  80,047  96,307  112,567
       500,000.......................  47,527  63,787  80,047  96,307  112,567
       550,000.......................  47,527  63,787  80,047  96,307  112,567
       600,000.......................  47,527  63,787  80,047  96,307  112,567
       650,000.......................  47,527  63,787  80,047  96,307  112,567

  Benefit Formula:

    The sum of:

      a. 0.8% of the Participant's Average Monthly Earnings up to Social Security Covered Compensation; and

      b. 1.45% of the Participant's Average Monthly Earnings in excess of Social Security Covered Compensation.

    Such sum multiplied by Credited Service up to 35 years, plus 1.45% of the Participant's Average Monthly Earnings multiplied by Credited Service in excess of 35 years.

  Average Monthly Earnings is defined as the average of Monthly Earnings during any 120 months of continuous employment that yields the highest average. "Monthly Earnings" is defined as total cash compensation, including bonuses, but excluding profit sharing payments and premiums on split-dollar policies. The compensation covered by the definition of "Monthly Earnings" for each of the five individuals named in the Summary Compensation Tables is equal to the sum of any amounts included in the "Salary," "Bonus" and "Other Annual Compensation" columns of the Summary Compensation Table with respect to each individual.

  The maximum benefit payable from a qualified retirement plan to someone retiring at age 65 in 1995 is limited to $120,000 per Internal Revenue Code
Section 415. Final Average Salary is limited to $150,000 per Internal Revenue Code Section 401(a)(17).

  Assumptions used in the benefit calculations:

    1. Employee was born in 1930

    2. Social Security Covered Compensation for an individual age 65 in 1995 is $27,000.

  Credited Services as of January 1, 1995 for the following five employees is given below:

                                                            CREDITED SERVICE AT
           NAME                                               JANUARY 1, 1995
           ----                                             -------------------
      R. Crosby Kemper.....................................          42
      Peter J. Genovese....................................          23
      J. Lyle Wells........................................          12
      William C. Tempel....................................           2
      Alexander C. Kemper..................................           7

  The table above presents annual retirement benefits payable as a single life annuity under this plan.

          REPORT OF THE OFFICERS SALARY AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

  The Officers Salary and Stock Option Committee of the Board of Directors (the "Committee") is composed of six Directors who are not employees, namely Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna, Thomas D. Sanders, Herman
R. Sutherland and John W. Uhlmann. Subject only to oversight by the full Board, the Committee has final responsibility for setting and administering overall compensation policy and levels of compensation for senior officers including the Chief Executive Officer. Members of the Committee are individuals with significant holdings of Company stock who can more particularly bring a shareholder's perspective to the Committee's deliberations.

  Throughout its existence the Company has maintained a simple, straightforward compensation program. The components of total compensation for nearly every officer of the Company are base salary and benefits which are otherwise provided to all employees regardless of position. However, the Committee has the discretion to award bonuses, stock options and other benefits including company owned automobiles and split dollar insurance. The timing and amounts of such awards are determined on a subjective basis. Subject to limitations on his stock options as discussed below, Mr. R. Crosby Kemper's compensation is determined in the same way as all other officers for which the Committee has discretion.

  The Company's policy is to pay base salaries which are competitive with other financial service providers in communities served by the Company. The list of financial service providers used for this comparison are not the same as those included in the Performance Graph that follows. That index includes all the companies included in the NASDAQ Bank Index while the companies included in the compensation surveys are more limited. Salary comparisons are made (i) to those paid by competitors in the immediate trade area of each banking affiliate except UMB Bank, n.a., (ii) a group of five banks of comparable size in Kansas and Missouri and a cluster of fifteen north central banks with assets ranging between $2.0 and $5.9 billion for UMB Bank, n.a., and (iii) a cluster of fifty-nine nationwide financial institutions with assets ranging from $6 to $19.9 billion for UMB Financial Corporation. Salary levels set by the Committee for 1994 generally correspond to the salary ranges included in the salary surveys referred to above. While primary emphasis is placed on matching competitive salary levels disclosed by the appropriate survey, consideration is also given to the package of benefits available to all employees compared to those offered by competitors. Salary levels are considered annually and are based on current salary and individual performance during the previous calendar year. There is no direct link between corporate performance and the amount of salary, bonus or any other component of Executive Compensation.

  The Company has a policy of providing some incentive to its officers tied to the market performance of the Company's stock. Since 1981 the Company has maintained an Incentive Stock Option Program in which a limited number of stock options are granted annually to officers of the Company whose contributions to the Company merit such recognition. Those options allow the officer to purchase the option shares for ten years at a price equal to market value at the time the option is granted. Since he has the power to vote more than 10% of the outstanding stock of the Company, Mr. R. Crosby Kemper's options are for only five years and his option price is 110% of market value. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers. Historically, however, the level of options granted by the Company under the Option Plans has been modest. As shown on Tables I and II above, the projected benefits received by officers under this plan are relatively low when compared with their salaries and will be matched by benefits realized by all shareholders. They are also relatively low when compared with other companies.

  The Company has no other long-term incentive plan awards, no employment contracts and no change-in-control or "golden parachute" arrangements.

  The Internal Revenue Code was amended effective in 1994 to add Section 162(m), which limits the deduction for federal income tax purposes by publicly held corporations of compensation in excess of $1 million dollars paid to the executive officers listed in the summary compensation table in the corporation's proxy statement unless such compensation is performance based as defined in
Section 162(m). The Internal Revenue Service has not issued final 162(m) regulations interpreting Section 162(m) as of the date of this report. The Company will continue to monitor the developments.

  Although the total compensation paid by the Company to any of the executives named in the Company's summary compensation table is now less than $1 million, the Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by Section 162(m) in structuring future compensation for the Company's executives. The Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its executives to be competitive with other financial service providers in the communities served by the Company. The Committee will work to maintain competitive compensation, to the extent feasible, with compensation that is fully deductible. Nonetheless, the limitation on deductibility will have to be weighed against the interests of the Company in attracting and retaining high quality executives.

                            MEMBERS OF THE COMMITTEE

         Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna,
          Thomas D. Sanders, Herman R. Sutherland and John W. Uhlmann.

                             DIRECTOR COMPENSATION

  Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors' fees of $500 for each Board meeting they attend. Attendance fees of $500 are paid to members of the Audit Committee. Officers Salary and Stock Option Committee members receive an attendance fee of $300.

             SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Officers Salary and Stock Option Committee members are identified in the Section entitled Committees and Meetings of the Board of Directors.

  Members of the Committee and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1994. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms. No other officers or former officers served as members of the Salary and Stock Option Committee.

                               PERFORMANCE GRAPH

  The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1990 through 1994, compared to the S&P 500 Stock Index and the NASDAQ Bank Index. In all cases the return assumes a reinvestment of dividends.

                        UMB FINANCIAL CORPORATION STOCK
                            VS VARIOUS STOCK INDICES



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG UMB FINANCIAL CORPORATION STOCK, S&P 500 STOCK AND NASDAQ BANK

                             UMB
                             FINANCIAL
Measurement Period           CORPORATION    S&P          NASDAQ
(Fiscal Year Covered)        STOCK          500 STOCK    BANK
- -------------------          -----------    ---------    --------
Measurement Pt-
12/89                        $1.00          $1.00        $1.00
FYE 12/90                    $ .92          $ .97        $ .73
FYE 12/91                    $1.42          $1.26        $1.20
FYE 12/92                    $1.56          $1.36        $1.75
FYE 12/93                    $1.49          $1.50        $1.99
FYE 12/94                    $1.40          $1.52        $1.99

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche as independent public accountants to perform the 1995 audit, which includes: 1) the examination of annual financial statements; 2) review of unaudited quarterly financial information; 3) assistance and consultation in connection with filings with the Securities and Exchange Commission; and 4) consultation on various audit-related accounting matters. Deloitte & Touche has served as the Company's auditors continuously since 1982.

  A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by November 17, 1995, to be considered for inclusion in the proxy materials of the Company for the 1996 Annual Meeting. The Company requests that such shareholder proposals be sent by certified mail--return receipt requested.

                                 OTHER MATTERS

  The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                               David D. Miller
                                                  Secretary

March 16, 1995

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO: SECRETARY, UMB FINANCIAL CORPORATION, 1010 GRAND AVENUE, KANSAS CITY, MISSOURI 64106.

PROXY
                           UMB FINANCIAL CORPORATION
                  P.O. Box 419226, Kansas City, MO 64141-6226

  THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                           MEETING ON APRIL 20, 1995

  The undersigned hereby appoints R. Crosby Kemper and Alexander C. Kemper, or either of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 20, 1995, and any adjournments thereof.

1.  ELECTION OF DIRECTORS IN CLASS I

    (To withhold authority to vote for any individual nominee, strike a line through the nominee's name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

    [_]  FOR all nominees in Class I         [_]  WITHHOLD AUTHORITY
         (except as otherwise indicated)           on all nominees below

      Paul D. Bartlett, Jr.; David R. Bradley, Jr.; Newton A. Campbell;
 Thom R. Cooper; William Terry Fuldner; Peter J. Genovese; C.N. Hoffman, Jr.;
                   Alexander C. Kemper; and Mary Lynn Oliver

2.  ELECTION OF ONE CLASS II DIRECTOR -- Robert W. Plaster

          [_]  FOR above nominee      [_]  WITHHOLD AUTHORITY on above nominee

3.  ELECTION OF ONE CLASS III DIRECTOR -- Dr. Jon Wefald

          [_]  FOR above nominee      [_]  WITHHOLD AUTHORITY on above nominee

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

          [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

(TO BE SIGNED ON OTHER SIDE)

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1, 2, 3 and 4. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

                                       ________________________________________
                          PLEASE                      Signature
                           SIGN
                           HERE        ________________________________________
                                                      Signature
                          Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

                          DATE __________________________________________, 1995

                                                                       Exhibit 1

                           UMB FINANCIAL CORPORATION

                              PROPOSED AMENDMENTS
                                       TO
                         THE ARTICLES OF INCORPORATION

______________________________________________________________________________

     WHEREAS, the Board of Directors considers it in the best interests of the corporation to have available additional shares that the Board of Directors may from time to time use as it determines appropriate, including raising additional capital or implementing a shareholders' rights plan; and

     WHEREAS, pursuant to Section 351.180 of The General and Business Corporation Law of Missouri, as amended, the Corporation has the authority to issue stock with such powers, designations, preferences, rights and qualifications as may be designated by a resolution of the Board of Directors pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation.

     NOW, THEREFORE, BE IT

     RESOLVED, that, in accordance with Section 351.090 of The General and Business Corporation Law of Missouri, as amended, Article III of the Corporation's Articles of Incorporation be, and hereby is, amended, subject to shareholder approval, to read as follows.

                                  ARTICLE III
                                  -----------

     The aggregate number of shares which the corporation shall have the authority to issue is twenty-four million (24,000,000). Twenty-three million (23,000,000) of such shares shall be common stock with a par value of one dollar ($1.00) per share, and such common stock shall have no preferences, qualifications, limitation, restrictions or special relative or convertible rights. The remaining one million (1,000,000) shares shall be preferred stock with a par value of one cent ($0.01) per share.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of preferred stock in series, and by compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

(b) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

(c) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption (which amount shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including securities of the corporation or another corporation;

(d) The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether the holders of shares of such series shall have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

(f) Whether such series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series;

provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors shall not conflict with these Articles of Incorporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series of preferred stock for which there are then shares outstanding.

     All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article III, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (a.) to (h.) inclusive above) which may be fixed by the Board of Directors pursuant to this Article III.

     Dividends on the outstanding preferred stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the common stock with respect to the same dividend period. Dividends on any shares of preferred stock shall be cumulative only if and to the extent established by the Board of Directors.

     All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as previously provided herein.

     Except as otherwise specifically provided by law or as established by the Board of Directors, preferred stock shall not have any right to vote for the election of directors or for any other purpose, but if so provided, the Board of Directors may give each holder of preferred stock more or less than one vote for each share of stock held of record by such holder at the time entitled to voting rights.

     In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of preferred stock shall have preference and priority over the common stock for payment of the amount to which such series of preferred stock shall be entitled in accordance with the provisions thereof and each holder of preferred stock shall be entitled to be paid in full such holder's share of such amount, or have a sum sufficient for the payment in full set aside. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of common stock.

     In the event that the preferred stock of any one or more series shall be made redeemable, the corporation, at the option of the Board of Directors, may redeem, at the time or times as established by the Board of Directors with respect to any such series, all or any part of any such series of preferred stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price plus an amount equal to accrued and unpaid dividends to the date fixed for redemption. A notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed, addressed to the holders of record of the preferred stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of preferred stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing monies at the time and place of redemption for payment of the redemption price) all dividends upon the preferred stock so called for redemption shall cease to accrue. With respect to any shares of preferred stock so called for redemption, if, before the redemption date, the corporation shall deposit with a bank or trust company in the United States, having a capital and surplus of at least $10,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of preferred stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of preferred stock so called for redemption shall cease, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of preferred stock so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided by the Board of Directors with respect to any such shares of preferred stock so called for redemption.
Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of preferred stock so called for redemption shall look only to the corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of preferred stock shall be made by the corporation (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the corporation remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the preferred stock in the assets of the corporation upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the corporation having a right to cumulative dividends.

     Shares of any series of preferred stock which have been redeemed, retired or purchased by the corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the corporation of any other class or series shall thereafter have the status of authorized but unissued shares of preferred stock of the corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preferred stock.

     FURTHER RESOLVED, that such amendment to Article III be proposed to the shareholders for approval at the next annual meeting of the shareholders of the Corporation.

     FURTHER RESOLVED, that the officers of the Corporation, be, and hereby are, authorized to take such further action as is prudent to propose the above matter to the shareholders of the Corporation at its next annual meeting, and if approved thereat, to effect such changes to the Corporation's Articles of Incorporation.